SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GENERAL HOUSEWARES

          GAMCO INVESTORS, INC.
                                 8/09/99           10,400-           27.0000
                                 8/06/99           10,000-           27.1250
                                 8/05/99            1,000-           27.0000
                                 8/05/99            8,000-           27.1305
                                 8/05/99            6,000-           27.0104
                                 8/03/99            2,500-           27.5000
          GABELLI ADVISERS, INC.

                                 8/09/99            5,000-           26.9491

















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.